STOCK PURCHASE AGREEMENT

This AGREEMENT is made as of April 30, 2010 by and between Fusion Capital Investments Corp. ("Purchaser") and CX2 Technologies, Inc. (the “Company”), collectively “the Parties”, with respect to the purchase and sale of the Acquired Shares (as hereinafter defined).

WITNESSETH:

WHEREAS, the Company desires to sell, and Purchaser desires to acquire an aggregate of the majority of  the issued and outstanding shares of the common stock of the Company, $0.001 par value per share (the “Common Stock”),  consisting of not less than 51% of what will be ,at the time of Closing, the issued and outstanding shares of the Common Stock (the “Acquired Shares”);

WHEREAS, the parties have entered into that certain Letter of Intent (the “LOI”) effective as of March 30, 2010 pursuant to which the parties agreed, inter alia, to negotiate for the acquisition of such Common Stock in exchange for the Purchase Price (as hereinafter defined);

WHEREAS, the Parties desire to consummate the acquisition upon the terms and conditions  set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby AGREE as follows:

1. SALE AND PURCHASE OF THE SHARES. The Company hereby sells and Purchaser hereby purchases from the Company, 29,000,000 shares of the Common Stock as outlined below:

A.  PURCHASE PRICE FOR THE SHARES. The Purchase Price for the Shares shall  be:

(i) Fifty Five Thousand One Hundred Dollars ($55,100) in cash to be paid to the Company as follows:

(a) $25,100.00 upon the full execution of this Agreement; and

(b) the remaining $30,000.00 at Closing (as hereinafter defined); and

(c) All legal fees related to the LOI and the preparation, negotiation and Closing of this Agreement (the “Legal Fees”).

2. REPRESENTATIONS AND WARRANTIES

2.1 REPRESENTATIONS OF THE COMPANY.
The Company represents and warrants that:

(i) The Company has all requisite power, authority and legal capacity to execute and deliver this Agreement and  other agreements, documents or instruments or certificates contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transaction(s), including the issuance of the Common Shares, contemplated by this Agreement.

(ii) This Agreement  has been duly and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms and subject to applicable laws.

2.2 REPRESENTATIONS OF THE PURCHASER. Purchaser represents and warrants that:

(i) Purchaser has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document or instrument or certificate contemplated by this agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(ii) The Purchaser is a sophisticated and accredited investor and has gotten all the information it needs in order to consummate the purchase of the Shares.

(iii) This Agreement and each of the ancillary documents, including the LOI Agreement, has been duly and validly executed and delivered by Purchaser and constitutes legal, valid and binding obligation of the Purchaser, enforceable in accordance with their respective terms and subject to applicable laws.

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OTHER NEGOTIATIONS. The Company agrees that, prior to the Closing Date, it will not, directly or indirectly, through any representative or otherwise, solicit offers from, or in any manner encourage any proposal from any other person relating tothe sale of all or substantially all of the assets, business, or equity ownership of the Company to be purchased by Purchaser.

4	EXECUTION AND CLOSING. A closing (the “Closing”) shall take place upon the successful completion of the financials.

5
CONFIDENTIALITY. The Parties hereto shall agree on the language for any public disclosure of: (i) the existence of this Agreement, or (ii) its economic or other implications to any Party or their interests. Any confidential information or trade secret a Party obtains pursuant to the transaction contemplated herein shall not be disclosed to any third party without the prior written consent of the other Parties hereto.

6	ASSIGNMENT. No Party may assign its rights or delegate its obligations herein without the express written consent of the other Parties.

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NO WAIVER; SEVERABILITY. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision, or constitute a continuing waiver. The terms and conditions set forth in this Agreement are each deemed separate and independent, and if any such covenant or agreement is determined by any court of competent jurisdiction to be invalid the remaining provisions shall continue in full force and effect.

8	HEADINGS. The headings in this Agreement are for convenience of reference only and will not alter or otherwise affect the meaning of this Agreement.

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COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and each such counterpart taken together shall constitute one and the same instrument.

10	NO MODIFICATION. This Agreement may not be amended or modified except by a written agreement signed by all Parties.

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ATTORNEY’S FEES. In the event of any court proceeding to enforce the terms hereof or of any dispute hereunder, the prevailing party in such proceeding and/or dispute shall be entitled to recover its expenses associated therewith including, without limitation, reasonable attorney‘s and paralegals’ fees and costs through and including all trial and appellate levels and post-judgment proceedings.

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ENTIRE AGREEMENT. This Agreement constitutes the entire agreement    between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter.

13	NOTICES.
All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:

(i) upon personal delivery to the party to be notified,

(ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day,

(iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or

(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

If to Purchaser: Fusion Capital Investments Corp.
999 Brickell Avenue
Miami, FL 33131
Fax No.: (305) 416-4454

If to the Company: CX2 Technologies, Inc.
3700 Airport Road, Suite 410B
Boca Raton, Florida 33431
Fax No.: (561) 347-9219

or to such other address as may have been furnished to any of the Parties, as the case may be.

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GOVERNING LAW. The agreement evidenced by signature of this Agreement by all Parties (the “Agreement”) is made in Florida under, and shall be construed in accordance with, the internal laws of the State of Florida without resort to Florida’s conflict of law provisions. Any and all proceedings which shall arise between the Parties regarding this Agreement shall be held in Miami-Dade County, Florida.

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SUCCESSORS AND ASSIGNS; THIRD PARTY RIGHTS. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective heirs and legal representatives. No party may assign his rights hereunder. Except as otherwise provided in this Agreement, nothing shall be deemed to create any right with respect to any person or entity not a party to this Agreement.

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FURTHER ASSURANCES. Each of the parties hereto agrees, at any time and from time to time, upon the reasonable request of the other party, to perform, execute, acknowledge and deliver all such further acts, deeds, assignments, conveyances, instruments or powers of attorney as may be necessary or appropriate to carry out the provisions of this Agreement.

17	AUTHORITY TO BIND. Each of the parties has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of that party to execute it.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

PURCHASER

FUSION CAPITAL INVESTMENTS CORP.
By:	/s/ Raimundo Dias
Name:	Raimundo Dias
Title:	President

CX2 TECHNOLOGIES, INC.

By:	/s/ Lester Hahn
Name:	Lester Hahn
Title:	President